                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                             ESG RE LIMITED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 ESG RE LIMITED

                                16 CHURCH STREET
                                HAMILTON, HM 11
                                    BERMUDA

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2001

To the Shareholders:

    The Annual General Meeting of Shareholders of ESG Re Limited (the "Company") will be held at 9:00 a.m., Monday, May 7, 2001, at Pedro Alvares Cabral Room, Four Seasons Hotel The Ritz, Rua Rodrigo da Foneca, 88, Lisbon 1093, Portugal, for the following purposes:

    1. To elect one Class 1 director to serve until the 2004 Annual General Meeting of Shareholders and one Class 2 director to serve until the 2002 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified;

    2. To ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing year ending with the 2002 Annual General Meeting of Shareholders; and

    3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

    Shareholders of record at the close of business on Thursday, March 15, 2001, will be entitled to receive notice of, and to vote at, the meeting.

    All shareholders are cordially invited to attend the Annual General Meeting.

                                          By order of the Board of Directors

                                          Margaret L. Webster
                                          Corporate Secretary

Hamilton, Bermuda
April 2, 2001

WE URGE YOU TO RETURN YOUR PROXY VOTE IMMEDIATELY. YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL GENERAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE COMPANY WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. YOUR VOTE COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY.

                                PROXY STATEMENT
                                 ESG RE LIMITED
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 7, 2001

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ESG Re Limited (the "Company") from holders of the Company's common shares, par value $1.00 per share (the "Common Shares"). The proxies will be voted at the Annual General Meeting of Shareholders to be held at 9:00 a.m., Monday, May 7, 2001, at Pedro Alvares Cabral Room, Four Seasons Hotel The Ritz, Rua Rodrigo da Foneca, 88, Lisbon 1093, Portugal, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The cost of solicitation of proxies is to be borne by the Company.

RECORD DATE

    The Board has fixed the close of business on Thursday, March 15, 2001, as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 11,787,725 Common Shares were issued and outstanding. Each share entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person (other than John C Head III and certain affiliates) beneficially owns, directly or indirectly, more than 9.9% of the voting power of the issued Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company's Bye-Laws.

QUORUM

    The presence, in person or by proxy, of a majority of the outstanding Common Shares (without regard to the limitation on voting referred to above) is required for a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

                          SOLICITATION AND REVOCATION

PROXIES

    PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are (i) the Chairman of the Board and Chief Executive Officer and
(ii) the Chief Operating Officer of the Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided on the enclosed proxy card, or by completing another form of proxy and, in either case, delivering the completed proxy to the address indicated above before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

VOTING

    Common Shares represented at the Annual Meeting by a properly executed and unrevoked proxy will be voted in accordance with instructions made thereon, or if no instructions are noted, the proxy will be voted in favor of the nominees for directors as set out in this Proxy Statement and in favor of the ratification of appointment of Deloitte & Touche as independent auditors, all as more specifically set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the proxy to represent him, such person must vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted proxy is revocable by a shareholder at any time prior to it being voted provided that such shareholder gives written notice to the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

REVOCATION

    You may revoke your proxy at any time before it is voted by:

    - delivering to the Corporate Secretary written notice that you are revoking your proxy;

    - submitting a properly-executed proxy bearing a later date; or

    - attending the Annual Meeting and voting in person. (If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to vote at the Annual Meeting.)

ABSTENTIONS AND BROKER "NON-VOTES"

    Abstentions and "non-votes" will be counted as present in determining the existence of a quorum. (A "non-vote" occurs when a nominee (typically, a broker-dealer) holding shares for a beneficial owner attends a meeting with respect to such shares (in person or by proxy) but does not vote on one or more proposals because the nominee does not have discretionary voting power with respect thereto and has not received instructions from the beneficial owner.) The affirmative vote of a plurality of the shares present or represented by proxy and voting will be required to elect the nominees for election as directors, and a majority of the shares present or represented by proxy and voting will be required for the ratification of Deloitte & Touche as independent auditors of the Company. Therefore, abstentions and "non-votes" will not have the effect of votes in opposition to the election of a director or "no" votes on the proposed ratification of the selection of the independent auditors of the Company.

    It is estimated that proxy materials will be mailed to shareholders of record on or about April 2, 2001. The mailing address for the return of proxies in the enclosed postage paid envelope is c/o ESG Re Limited, P. O. Box 11083, New York, New York 10203, USA. A copy of the Company's Annual Report on
Form 10-K for the fiscal year ended December 31, 2000 is being mailed to shareholders together with this Proxy Statement.

    Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    In accordance with the Bye-Laws of the Company, the Board is divided into three classes, which are to be as evenly distributed as possible. Each class of directors serves for a three-year term. The current classes of the Board of Directors are as follows:

Class 1.................  John C Head III      Term expires at the 2001 Annual General Meeting
Class 2.................  David C. Winn        Term expires at the 2002 Annual General Meeting
                          Alasdair Davis (1)
Class 3.................  Steven H. Debrovner  Term expires at the 2003 Annual General Meeting
                          Isao Kuzuhara
                          David L. Newkirk

------------------------

(1) Mr.Davis was initially appointed by the Board of Directors in February 2001 to fill a vacancy on the Board of Directors. Under the Company's Bye-laws, the initial term of any director appointed by the Board expires at the next regular Annual General Meeting. As a result, Mr. Davis is required to stand for re-election at the 2001 Annual General Meeting.

    The Board is proposing the following nominees for election at this meeting:

Class 1.................  John C Head III      Term expires at the 2004 Annual General Meeting
Class 2.................  Alasdair Davis       Term expires at the 2002 Annual General Meeting

    Mr. Head has accepted nomination to Class 1 and Mr. Davis has accepted nomination to Class 2. Each nominee has consented to be named in this Proxy Statement and has agreed to serve as a Board member if elected.

    The respective ages, positions with the Company, business experience, directorships in other companies and Board committee memberships of all nominees for election and of the continuing director are set forth below.

    If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying Proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. Election of directors at the Annual Meeting will be decided by a plurality of votes cast.

NOMINEES:

                                                            DIRECTOR
NAME                                               AGE       SINCE                 POSITION
----                                             --------   --------   ---------------------------------
CLASS 1 DIRECTOR--TO SERVE UNTIL THE 2004 ANNUAL GENERAL MEETING

John C Head III (2)............................        52       1997   Director, Chairman of the Board,
                                                                       Chief Executive Officer

John C Head III has served as Chairman of the Board since the inception of the Company and is a member of the Compensation Committee. He was appointed Chief Executive Officer of the Company in September 1999 and will retire as CEO at the 2001 Annual Meeting. Mr. Head has been a Managing Member of Head & Company
  L.L.C., an investment banking firm
  specializing in the insurance industry, since
  1987. Mr. Head is also a director of
  FFTW, Inc. and other private companies.

CLASS 2 DIRECTOR--TO SERVE UNTIL THE 2002 ANNUAL GENERAL MEETING

Alasdair P. Davis..............................        48       2001   Director, Chief Operating Officer

Alasdair P. Davis was appointed to the Board on February 1, 2001. He joined the Company as
  Chief Underwriting Officer in January 2000 and was elected Chief Operating Officer in November 2000. Mr. Davis was an underwriter with LDG Worldwide from 1996 until 2000.

CONTINUING DIRECTORS:

Steven H. Debrovner............................        63       1997   Director

Steven H. Debrovner has served as a director of the Company since February 1998. He served as the Chief Operating Officer from the inception of the Company until
  November 1998, Chief Executive--Reinsurance from November 1998 until December 2000 and is currently serving as a Director.
  Mr. Debrovner co-founded ESG Germany in 1993.

Isao Kuzuhara (1)..............................        64       2000   Director

Isao Kuzuhara is retired from The Dai-Tokyo
  Fire & Marine Insurance Company Ltd.
  ("Dai-Toyko"). Mr. Kuzuhara retired as Senior
  Managing Director of Dai-Tokyo in June 1998, a position he had held since June 1991.
  Mr. Kuzuhara served as a Director of Dai-
  Tokyo from 1983 to 1998.

                                                            DIRECTOR
NAME                                               AGE       SINCE                 POSITION
----                                             --------   --------   ---------------------------------
David L. Newkirk (1)(2)........................        48       1997   Director

David L. Newkirk is Director of European
  Operations for Booz-Allen & Hamilton
  International, Inc. ("BAH") and has been Vice
  President of BAH and various of its
  wholly-owned subsidiaries since 1991.
  Mr. Newkirk has served as a director of the Company since December 1997.

David C. Winn (1)(2)...........................        51       2000   Director

David C. Winn is President--Europe for
  SiteSmith, a position he has held since
  August 2000. From October 1999 to July 2000,
  Mr. Winn was Executive, Financial Services,
  Business Innovations Services, IBM Personal
  Computer Company for Europe, Middle East and
  Africa ("EMEA"), Vice President, Marketing, of EMEA from July 1997 to September 1999, and
  General Manager, Personal Computers for EMEA from January 1995 to June 1997.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION
                       OF THE TWO DIRECTORS NAMED ABOVE.
                          THE BOARD AND ITS COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee, each of which reports to the Board of Directors. The Audit Committee consists of Messrs. Kuzuhara, Newkirk and Winn. The Compensation Committee consists of Messrs. Head, Newkirk and Winn. The Board of Directors has not established a nominating committee. The Board of Directors is responsible for, among other things, the nomination of additional directors.

    The Audit Committee oversees the financial reporting process and the internal control structure of the Company and establishes standards for review of the Company's compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors. The Audit Committee met four times in 2000. The Board has adopted a charter for the Audit Committee, which is attached to this Proxy Statement as EXHIBIT A.

    The Compensation Committee oversees all compensation matters for executive officers and the Board of Directors and reviews the performance of executive officers of the Company. The Compensation Committee is also responsible for all forms of equity incentive compensation, including the administration of the Company's 1997 Stock Option Plan and 2000 Restricted Stock Plan. The Compensation Committee met four times in 2000.

    In August 2000, a special committee of independent directors was created to review and recommend compensation for John C Head III in his role as Chief Executive Officer. Messrs. Newkirk and Winn served on this committee. The special committee met twice in 2000 and took action by written consent.

    The Board of Directors met four times in 2000. All directors attended 100% of the total number of board and committee meetings held during their tenure except Mr. Kuzuhara who missed one meeting. To date in 2001, the Board of Directors has met once, on February 16, 2001.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process, and the Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In this context, the Audit Committee has:

    - reviewed and discussed the Company's 2000 audited financial statements with management;

    - discussed with Deloitte & Touche LLP, its independent auditors, the matters required to be discussed by SAS 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect;

    - received from its independent auditors the written disclosures required by ISB Standard No. 1 and discussed with them their independence from the Company and its management; and

    - considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

    Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual

Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          David L. Newkirk--Chairman
                                          Isao Kuzuhara
                                          David C. Winn

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

    Messrs. Newkirk, Kuzuhara and Winn, all of whom are members of the Audit Committee, are independent as defined by the applicable listing standards of the Nasdaq.

FEES PAID TO THE INDEPENDENT AUDITORS

    The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP:

Audit Fees..................................................  $  993,934(1)
Financial Information Systems Design and Implementation
  Fees......................................................  $  -0-
All Other Fees..............................................  $  555,528(2)
                                                              ----------
TOTAL.......................................................  $1,549,462
                                                              ==========
Percentage of Leased Employees..............................     -0-

------------------------

(1) Includes reimbursement of out-of-pocket expenses of $111,589.

(2) Includes reimbursement of out-of-pocket expenses of $27,897.

                INFORMATION REGARDING THE SECURITY OWNERSHIP OF
              CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

    The table below sets forth the beneficial ownership of Common Shares, Class A Warrants, vested Class B Warrants and vested options by all persons who beneficially own 5% or more of the Common Shares and by all directors and executive officers of the Company as of February 28, 2001.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                  COMMON                              CLASS A              CLASS B          % OF
BENEFICIAL OWNER                  SHARES             OPTIONS(1)      WARRANTS            WARRANTS(2)       CLASS
----------------                 ---------           ----------      ---------           -----------      --------
John C Head III................  2,662,504(3)(5)(8)    591,428(3)    1,267,759(3)(5)(8)    276,240(5)      34.46%

Madie Ivy......................  2,298,237(4)(5)(8)    591,428(4)    1,267,759(4)(5)(8)    276,240(5)      31.84%
1330 Avenue of the Americas
New York, New York 10019

HMI Partners L.L.C.............    464,898(5)           --           1,083,975(5)          276,240(5)      13.88%
1330 Avenue of the Americas
New York, New York 10019

Vicuna Advisors LLC............  1,159,600(6)           --              --                  --              9.84%
c/o Kenneth F. Cooper
230 Park Avenue, 7th Floor
New York, New York 10169

SAB Capital Partners, L.P......  1,146,000(7)           --              --                  --              9.72%
c/o Scott A. Bommer
650 Madison Avenue, 26th Floor
New York, New York 10022

ESG Partners (Bermuda) L.P.....    812,505(8)           --             103,638(8)           --              7.70%
1330 Avenue of the Americas
New York, New York 10019

Heracles ESG L.L.C.............    812,505(8)           --             103,638(8)           --              7.70%
1330 Avenue of the Americas
New York, New York 10019

HPB Associates, LP.............    912,500(9)           --              --                  --              7.74%
888 Seventh Avenue
New York, New York 10106

SC Fundamental Inc.............    845,100(10)          --              --                  --              7.17%
c/o Peter M. Collery
712 Fifth Avenue, 19th Floor
New York, New York 10019

Steven H. Debrovner............    274,900              33,500          --                  --              2.61%

Najib Nathoo(11)...............     --                 150,000          --                  --              1.26%

David L. Newkirk...............      7,000(12)          97,000          --                  --                  *

Margaret L. Webster............     41,900              23,750          --                  --                  *

Alasdair P. Davis..............     19,500              24,500          --                  --                  *

Isao Kuzuhara..................     --                  40,000          --                  --                  *

David C. Winn..................     --                  40,000          --                  --                  *

                                  COMMON                              CLASS A              CLASS B          % OF
BENEFICIAL OWNER                  SHARES             OPTIONS(1)      WARRANTS            WARRANTS(2)       CLASS
----------------                 ---------           ----------      ---------           -----------      --------
Mark E. Oleksik (13)...........     --                   5,000          --                  --                  *

Gerald Moller (14).............     --                  --              --                  --                  *

All directors and executive....  3,005,804           1,005,178       1,267,759             276,240         38.75%
officers (10 persons)

--------------------------

*   Denotes beneficial ownership of less than 1%

 (1) Includes all Options vested or vesting within 60 days.

 (2) Includes only vested Class B Warrants. Unvested Class B Warrants are subject to certain performance criteria which if not met before December 2002 will cause unvested Class B Warrants to expire.

 (3) Includes (a) 110,403 Common Shares and Class A Warrants to purchase
    885 Common Shares held by Mr. Head; (b) 21,196 Common Shares, Class A Warrants to purchase 1,416 Common Shares, and Options to purchase
    591,428 Common Shares, held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy; (c) 240,653 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.L.C. of which Mr. Head is a General Partner of the Managing Member; (d) 383,091 Common Shares and Class A Warrants to purchase
    61,568 Common Shares held by an affiliate of ESG Partners (Bermuda) L.P. of which Mr. Head is a Managing Member of the General Partner; (e) 367,258 Common Shares held by HIIB III LLC of which Mr. Head is a Managing Member; and (f) 262,500 Common Shares of the 350,000 Common Shares awarded
    March 14, 2000 under the Company's 2000 Restricted Stock Plan, which shares are subject to forfeiture under certain conditions. Mr. Head is married to Ms. Ivy.

 (4) Includes (a) 8,636 Common Shares and Class A Warrants to purchase 885 Common Shares held by Ms. Ivy; (b) 21,196 Common Shares, Class A Warrants to purchase 1,416 Common Shares, and Options to purchase 591,428 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy; (c) 240,653 Common Shares and Class A Warrants to purchase
    16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.L.C. of which Ms. Ivy is a General Partner of the Managing Member; (d) 383,091 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by an affiliate of ESG Partners (Bermuda) L.P. of which Ms. Ivy is a Managing Member of the General Partner; and (e) 367,258 Common Shares held by HIIB III LLC of which Ms. Ivy is a Managing Member.

 (5) Includes 464,898 Common Shares, Class A Warrants to purchase
    1,083,975 Common Shares and Class B Warrants to purchase 276,240 Common Shares held by HMI Partners L.L.C., of which Mr. Head and Ms. Ivy are the Managing Members.

 (6) The Common Shares are owned by the following entities: Vicuna
    Advisors LLC, a Delaware limited liability company (with shared voting and shared dispositive power over 1,159,600 shares); Vicuna Partners LLC, a Delaware limited liability company (with shared voting and shared dispositive power over 1,159,600 shares); Vicuna Capital I L.P., a Delaware limited partnership (with sole voting and sole dispositive power over 856,840 shares); and WNP Investment Partnership L.P., a Delaware limited partnership (with sole voting and sole dispositive power over 302,760 shares). The source of this information is the Schedule 13D/A filed as of November 30, 2000 by Vicuna Advisors LLC with the Commission.

 (7) The Common Shares are owned by the following entities: SAB Capital Partners, L.P., a Delaware limited partnership (with shared voting and shares dispositive power over 1,054,510 shares) and SAB Capital
    Partners II, L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 15,518 shares), together the "Partnerships;" SAB Capital Advisors, L.L.C., a Delaware limited liability company (with shared voting and shared dispositive power over 1,070,028 shares), the "General Partner;" SAB Overseas Capital Management, L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 75,972 shares), the "Investment Manager," which serves as investment manager to and has investment discretion over the securities held by SAB Overseas Fund, Ltd., a Cayman Islands exempted company, "SAB Overseas;" SAB Capital Management, L.L.C., a Delaware limited liability company ("IMGP") (with shared voting and shared dispositive power over 75,972 shares), which serves as the general partner to the Investment Manager; and Scott A. Bommer, a United States citizen (with shared voting and shared dispositive power over 1,146,000 shares), who serves as the managing member of the General Partner and of the IMGP, with respect to shares of Common stock directly owned by the Partnerships and SAB Overseas. The source of this information is the Schedule 13G dated
    February 14, 2001 filed by these entities with the Commission.

 (8) Includes 812,505 Common Shares and Class A Warrants to purchase 103,638 Common Shares held by ESG Partners (Bermuda) L.P., the General Partner of which is Heracles ESG L.L.C., of which Mr. Head and Ms. Ivy are the Managing Members.

 (9) The Common Shares are owned by the following entities: HPB
    Associates, L.P., a Delaware limited partnership (with shared voting and shared dispositive power over 912,500 shares); HPB Group, LLC, a Delaware limited liability. (with shared voting and shared dispositive power over 912,500 shares); and Howard P. Berkowitz, a United States citizen (with shared voting and shared dispositive power over 912,500 shares). The source of this information is the Schedule 13G dated September 24, 1999 filed by HPB Associates, L.P. with the Commission.

(10) The Common Shares are owned by the following entities: SC Fundamental Value Fund, L.P., a Delaware limited partnership (with sole voting power and sole dispositive power over 306,180 shares); SC Fundamental LLC, a New York limited liability company (with shared voting and shared dispositive power over 306,180 shares); SC Fundamental Value BVI, Ltd., a British Virgin Islands company (with sole voting and sole dispositive power over 498,920 shares); SC-BVI Partners, a Delaware partnership (with shared voting and shared dispositive power over 498,920 shares); PMC-BVI, Inc., a Delaware corporation (with shared voting and shared dispositive power over 498,920 shares); SC Fundamental Value BVI, Inc., a Delaware corporation (with shared voting and shared dispositive power over 498,920 shares);
    Peter M. Collery, a United States citizen (with sole voting and sole dispositive power over 20,000 shares and shared voting and shared dispositive power over 825,100 shares); Neil H. Koffler, a United States citizen (with shared voting and shared dispositive power over 805,100 shares); and SC Fundamental LLC Employee Savings and Profit Sharing Plan, a Delaware entity (with sole voting and sole dispositive power over 20,000 shares). The source of this information is the Schedule 13D/A filed as of November 17, 2000 by the entities with the Commission.

(11) Mr. Nathoo left the employ of the Company effective December 31, 2000.

(12) Includes 7,000 Common Shares owned by Mr. Newkirk's wife for the benefit of their children. Mr. Newkirk disclaims beneficial ownership of all such shares held by his wife.

(13) Mr. Oleksik joined the Company on November 1, 2000 and Controller and Chief Accounting Officer and was named to the additional position of Senior Financial Officer effective January 1, 2001.

(14) Mr. Moller left the Company effective July 1, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT ADVISORY AGREEMENT

    The Company is party to an Investment Advisory Agreement with Head Asset Management L.L.C, an affiliate of Head & Company, L.L.C., which is controlled by John C Head III. See "Compensation Committee Interlocks and
Insider Participation."

                             EXECUTIVE COMPENSATION

    The following tables summarize compensation paid by the Company and its subsidiaries and certain information regarding options granted to the Company's principal executive officers for the years ended December 31, 2000, 1999 and 1998.

                         SUMMARY COMPENSATION TABLE(1)

                                    ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                               ------------------------------                        ------------------------
                                                                                     SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING   $ VALUE OF
NAME AND PRINCIPAL POSITION      YEAR      SALARY     BONUS        COMPENSATION       OPTIONS       RSAS(2)
---------------------------    --------   --------   --------      ------------      ----------   -----------
John C Head III(3)...........    2000     $      1   $      1        $100,900(4)        --        $1,225,000(2)
Chairman of the Board and        1999     $      1   $      1        $ 26,666(4)      425,000     $      588(5)
Chief Executive Officer

Steven H.Debrovner...........    2000     $300,000   $  --           $170,500(6)       74,000     $  144,200(2)
Director of Marketing            1999     $300,000   $ 50,000(7)     $120,000(6)       22,500     $      588(5)
                                 1998     $300,000   $175,000(8)     $ 14,004          22,500     $   --

Gerald Moller (9)............    2000     $200,000   $  --           $ --               --            --
Former Chief Executive           1999     $200,000   $  --           $ 12,487          75,000         --
Officer--Health                  1998     $  --      $  --           $ --               --            --

Margaret L. Webster..........    2000     $180,000   $  --           $106,886(10)      45,000     $   87,500(2)
Chief Administrative Officer,    1999     $150,000   $ 35,000(7)     $ 39,512(10)      10,000     $      588(5)
General Counsel & Secretary      1998     $  --      $  --           $ --               --            --

Alasdair P. Davis............    2000     $175,000   $  --           $ 63,607(11)      23,000     $   42,000(2)
Chief Operating Officer          1999     $  --      $  --           $ --               --            --
                                 1998     $  --      $  --           $ --               --            --

Najib Nathoo(12).............    2000     $156,250   $  --           $ 76,250(13)     150,000         --
Former Senior Financial          1999     $  --      $  --           $ --               --            --
  Officer                        1998     $  --      $  --           $ --               --            --

------------------------

 (1) Amounts paid in currencies other than U.S. dollars have been translated into U.S. dollars at the average translation rate for the year.

 (2) Dollar value of award of restricted stock, calculated by multiplying the closing market price of the Company's Common Shares on the date of grant times the number of shares awarded. The December 31, 2000 dollar value, number of remaining restricted shares and vesting dates are as follows:

                                                          RESTRICTED SHARES                      DECEMBER 31,
                           TOTAL SHARES   SHARES VESTED    AT DECEMBER 31,                           2000
    NAME                     AWARDED         IN 2000            2000             VEST DATES         $ VALUE
    ----                   ------------   -------------   -----------------   ----------------   -------------
    John C Head III......    350,000         87,500            262,500        April 1, 2001,       $484,050
                                                                              2002, 2003
    Steven H.                 41,200         10,300             30,900        September 14,        $ 56,980
      Debrovner..........                                                     2001, 2002, 2003
    Margaret L.               25,000          6,250             18,750        September 14,        $ 34,575
      Webster............                                                     2001, 2002, 2003
    Alasdair P. Davis....     12,000          3,000              9,000        September 14,        $ 16,596
                                                                              2001, 2002, 2003

 (3) Mr. Head became Chief Executive Officer and an employee of the Company, effective September 1, 1999. He has also served as a director since 1997. Mr. Head was granted options during 1998 and 1999 under the Non-Management Directors' Compensation and Option Plan. Mr. Head received options for 30,714 shares in 1998 and 75,000 in 1999 under that Plan. He received options for 350,000 shares under the 1997 Stock Option Plan, effective December 15, 1999, and a restricted stock award for 350,000 shares under the 2000 Restricted Stock Plan, effective March 14, 2000, under the terms of the employment agreement effective as of September 1, 1999.

 (4) The amount shown under "Other Annual Compensation" for the year 2000 includes $5,000 paid for health insurance premiums, $15,900 paid for life and disability insurance premiums, and an $80,000 payment into the pension scheme. The amount shown under "Other Annual Compensation" for the year 1999 includes a $26,000 payment into the pension scheme. Payments made into the pension scheme for Mr. Head are based on a deemed annual salary of $400,000 for a portion of 1999 and for all of 2000.

 (5) On December 16, 1999, the Board of Directors awarded 100 Common Shares to each of the 91 full-time, active employees in the Company's Reinsurance Division in recognition of their service to the Company in 1999. These shares were restricted as to sale or transfer until July 1, 2000.

 (6) The amount shown under "Other Annual Compensation" for the year 2000 includes $5,000 paid for health insurance premiums, $105,000 paid to Mr. Debrovner as a housing allowance, and a $60,000 payment into the pension scheme. The amount shown under "Other Annual Compensation" for the year 1999 includes a $120,000 payment into the pension scheme for 1998 and 1999.

 (7) The bonuses for 1999 were not paid to the principal executive officers until the first quarter of 2000.

 (8) The bonuses for 1998 were not paid to the principal executive officers until the first quarter of 1999.

 (9) Mr. Moller left the Company effective July 1, 2000.

(10) Ms. Webster joined the Company as Chief Administrative Officer, General Counsel and Company Secretary on March 1, 1999. The amount shown under "Other Annual Compensation" for the year 2000 includes $5,000 paid for health insurance premiums, $5,886 paid for life and disability insurance premiums, $60,000 paid to Ms. Webster as a housing allowance, and a $36,000 payment into the pension scheme. The amount shown under "Other Annual Compensation" for the year 1999 includes $9,512 for health insurance premiums and a $30,000 payment into the pension scheme.

(11) Mr. Davis joined the Company as Chief Underwriting Officer on January 1, 2000. The amount shown under "Other Annual Compensation" for the year 2000 includes $5,000 paid for health insurance premiums, $5,607 paid for life and disability insurance premiums, $18,000 paid to Mr. Davis as a housing allowance, and a $35,000 payment into the pension scheme.

(12) Mr. Nathoo left the Company effective as of December 31, 2000.

(13) Mr. Nathoo served as the Senior Financial Officer from May 15, 2000 to December 31, 2000. The amount shown under "Other Annual Compensation" for the year 2000 includes $45,000 paid to Mr. Nathoo as a housing allowance, and a $31,250 payment into the pension scheme (see "Pension Scheme" below).

                                 PENSION SCHEME

    On February 25, 2000, the Board of Directors authorized the establishment of a pension scheme for senior executives of the Company as provided under the terms of the employment agreements between the Company and the executives at that time. During 2000, the Company made payments into the scheme, on behalf of each participant, in an amount equal to 20% of the participant's base salary for each year of employment. Messrs. Head, Debrover, Davis and Nathoo and Ms. Webster are participants in this scheme and the amounts paid into the pension scheme for each of them for the year 2000 are reflected in the footnotes to the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                          PERCENT OF                                    ANNUAL RATES OF SHARE
                                         TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                             NUMBER OF    GRANTED TO     EXERCISE PRICE                      OPTION TERM
                              OPTIONS    EMPLOYEES IN      PER COMMON     EXPIRATION   -----------------------
NAME                          GRANTED     FISCAL YEAR       SHARE(1)         DATE          5%          10%
----                         ---------   -------------   --------------   ----------   ----------   ----------
John C Head III............     --          --               --              --           --           --
Steven H. Debrovner........    74,000(2)     8.78%            $5.73       2/25/2010     $304,204     $794,074
Gerald Moller..............     --          --               --              --           --           --
Margaret L. Webster........    45,000(2)     6.74%            $5.73       2/25/2010     $192,846     $503,392
Alasdair Davis.............    20,000(2)     2.33%            $5.73       2/25/2010     $ 66,631     $173,980
                                3,000(2)     0.35%            $6.63       1/31/2010     $ 12,484     $ 31,661
Najib Nathoo...............   150,000(3)    17.47%            $4.50       6/30/2001     $ 62,250     $ 96,000

------------------------

(1) Under the 1997 Stock Option Plan, exercise prices are set at the discretion of the Compensation Committee. The exercise price on options granted in 2000 for all recipients was determined by taking the average of the closing prices on the 10 consecutive trading days prior to date of grant.

(2) Options granted under the 1997 Stock Option Plan and vest 25% on date of grant and 25% on each of the second, third and fourth anniversary dates of the date of grant.

(3) Option granted under the 1997 Stock Option Plan and fully vested as of the date of grant. This option will expire on June 30, 2001.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          TOTAL NUMBER OF SHARES
                                                          UNDERLYING UNEXERCISED      TOTAL VALUE OF UNEXERCISED
                                                              OPTIONS HELD AT          IN-THE-MONEY OPTIONS HELD
                                                             DECEMBER 31, 2000          AT DECEMBER 31, 2000(1)
                           SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                         ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------   -----------   -------------   -----------   -------------
John C Head III..........     --              --          491,428        -0-           $ --           $ --
Steven H. Debrovner(2)...     --              --           18,500         55,500       $ --           $ --
Gerald Moller............     --              --           -0-           -0-           $ --           $ --
Margaret L. Webster(2)...     --              --           11,250         33,750       $ --           $ --
Alasdair P. Davis........     --              --            5,750         17,250       $ --           $ --
Najib Nathoo.............     --              --          150,000        -0-           $ --           $ --

------------------------

(1) Calculated based upon a price of $1.844 per share of the Company's Common Shares at December 31, 2000.

(2) Mr. Debrovner and Ms. Webster participated in an offer by the Company to repurchase certain outstanding options for a nominal sum, which reduced the number of outstanding options each held at year end. See "Compensation Committee Report."

                         COMPENSATION COMMITTEE REPORT

    The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. These policies are designed
(a) to attract and retain the best individuals available in each business area in which the Company competes, (b) to motivate and reward such individuals based on corporate, business unit and individual performance, and (c) to align executives' and stockholders' interests through equity-based incentives. Executive officer pay is determined and administered by the Compensation Committee (or in the case of the current Chief Executive Officer, by the Special Committee), on the basis of total compensation rather than as separate free-standing components. In arriving at total compensation levels, the Compensation Committee evaluates each individual's contribution to the overall performance of the Company. In addition, the Compensation Committee takes into account such factors as leadership and technical skill, teamwork, recruitng and other management contributions to the Company. The Compensation Committee also recognizes that the Company's long term success is dependent on its key resource--highly talented individuals whom it must attract and retain in an extremely difficult and competitive environment.

    Each of Messrs. Head, Davis and Debrovner, and Ms. Webster has or had during 2000 an employment agreement with the Company, as described below (see "Employment Arrangements"). The base salary component of each executive's compensation is, whether pursuant to the terms of their employment agreement or policy, subject to annual review by the Compensation Committee or the Board of Directors. The Compensation Committee may also make discretionary increases in the base salary based on the executive's contribution to the Company. The Compensation Committee increased the base salary for both Mr. Davis and Ms. Webster to $250,000 per annum, effective January 1, 2001, in recognition of their assumption of additional duties and responsibilities and their individual performance and contributions to the Company during the year 2000. In addition, under the terms of each employment agreement the Compensation Committee may award bonuses to the executive for the prior year. No bonuses were paid to any executive officer for the year 2000.

    Executive officers may also receive grants of stock options under the Company's 1997 Stock Option Plan (the "Stock Option Plan"). Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of the grant. The Board of Directors believes that grants of stock options are an effective means of aligning an executive's compensation with the interests of shareholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. The Compensation Committee has sole discretionary authority to interpret the Stock Option Plan and to determine the type of awards to grant, when, if and to whom awards are granted, the number of Common Shares covered by each award and the terms and conditions of the award. Stock options are considered an essential element in the long-term compensation of executive officers and other key employees. The Compensation Committee approved annual stock option grants to key employees of the Company at a meeting held on February 16, 2001, as part of the long-term incentive compensation for these employees. Mr. Debrovner was awarded an option to purchase 15,000 shares, with an exercise price of $2.38. This option is fully exercisable as of the date of grant with an expiration date of February 16, 2006. Mr. Davis was awarded an option to purchase 75,000 shares, with an exercise price of $2.38. This option becomes exercisable as follows: 25% on date of grant and 25% on each of the second, third and fourth anniversary dates of the date of grant. This option will expire on February 16, 2011. Ms. Webster was awarded an option to purchase 50,000 shares, with an exercise price of $2.38. This option becomes exercisable as follows: 25% on date of grant and 25% on each of the second, third and fourth anniversary dates of the date of grant. This option will expire on February 16, 2011.

    In November 2000, the Board of Directors offered to all current employees to purchase all outstanding stock options with exercise prices above $14.50 per share for the nominal amount of $0.01 per exercisable share. This was a voluntary program and there was no commitment made, nor has any action been taken, to replace these options with additional option grants. Of 36 employees to whom the offer was made, 17 elected to participate, including Mr. Debrovner and Ms. Webster. Thirty-one outstanding option grants were cancelled, returning 240,000 shares to the reserve of available shares under the Stock Option Plan and the Company paid a total of $965.00 to the participating employees.
Mr. Debrovner received $687.50 and returned options covering 162,500 shares.
Ms. Webster received $25.00 and returned options covering 10,000 shares.

    The 2000 Restricted Stock Plan was approved by the Board of Directors of the Company on February 25, 2000. The purpose of the Plan is to provide an incentive to the officers and certain other key employees of the Company and its affiliates (as determined by the Compensation Committee of the Board of Directors) to contribute to the Company's future success and prosperity by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company and to enhance the ability of the Company and its affiliates to attract and retain qualified individuals upon whom, in large measure, the progress, growth, and profitability of the Company depend. The Compensation Committee has discretionary authority to interpret the 2000 Restricted Stock Plan and to determine the terms of any awards, when, if and to whom awards are granted, and the number of Common Shares covered by each award. Awards granted to Messrs. Head, Debrovner and Davis and Ms. Webster during the year 2000 are set out in the Summary Compensation Table below.

    As a result of the application of the policies and programs outlined above, the compensation provided to the executive officers of the Company is strongly linked to individual and corporate performance and stock price appreciation. The Compensation Committee will continue to monitor and evaluate its strategy for executive officer compensation.

                                          Members of the Compensation Committee:
                                          John C Head III
                                          David L. Newkirk
                                          David C. Winn

                            SPECIAL COMMITTEE REPORT

    In August 2000, the Board of Directors appointed Messrs. Newkirk and Winn to a special committee to review and take action with respect to the compensation of Mr. Head into the year 2001 as Chief Executive Officer. This special committee contacted an independent consultant in the area of executive compensation to provide industry benchmarks for the cash and long term incentive elements of a compensation package. The consultant was directed to take into consideration not only the range and composition of compensation provided by competitors but also the special circumstances of the Company during this period of refocus and transition and the impact of these circumstances on the role of the Chief Executive Officer. The results of the consultant's research and analysis provided the basis for discussion and negotiation with Mr. Head. The employment agreement and compensation elements thereof are more fully discussed under "Employment Arrangements" below. A significant portion of Mr. Head's compensation as Chief Executive Officer is long-term equity, directly aligning his interests with those of the Company's shareholders.

                                          Members of the Special Committee
                                          David L. Newkirk
                                          David C. Winn

                           COMPENSATION OF DIRECTORS

    Directors who are full-time employees of ESG or its subsidiaries are not paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof. Directors who are not full-time employees of ESG or its subsidiaries ("independent directors") are eligible to participate in the ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Directors Plan"). Independent directors receive fees annually which (i) may be paid in cash and/or Common Shares; (ii) may be deferred as described below; or
(iii) may be taken in the form of stock options. A total of 1,000,000 Common Shares may be issued under the Directors Plan.

    If an independent director elects to receive the annual fee in the form of options, such Director will receive options for Common Shares with a value, as determined by the Board, equal to two times the amount of fees that would otherwise be payable. The independent directors may alternatively elect to receive deferred compensation indexed to the greater of (i) total return on the Common Shares or (ii) the one-year U.S. treasury bill rate. Deferred compensation will be paid in cash, in accordance with the terms of the Directors Plan. Directors' shares granted under the Directors Plan will be subject to restrictions on transfer for six months after receipt. Options granted under the Directors' Plan are granted at the fair market value per share at the date of grant.

    Under the Directors' Plan, independent directors will also receive automatic annual awards of options to purchase 5,000 Common Shares (or such other amount as the Board may determine) at an exercise price per share equal to the fair market value per share on the date of grant. Independent directors who have served for less than a full year preceding the date of the annual grant will receive a pro rata grant. The Board also has discretionary authority to
(i) award additional options to the Chairman of the Board, the Deputy Chairman of the Board, and the Committee Chairmen, (ii) members of the Board of Directors or the Supervisory Boards of any of the subsidiaries of ESG, and (iii) grant options to permit an independent director to reacquire any Common Shares the independent director delivered as payment of the exercise price or to satisfy any withholding obligation in connection will the exercise of an option.

    All options granted to independent directors are 100% vested and exercisable at the time of grant. Common Shares issued on exercise of options issued pursuant to the Directors Plan may be either authorized but unissued shares or treasury shares. Options granted under the Directors Plan are non-transferable, except in limited circumstances in the Board's discretion as set forth in the Directors Plan. Options granted to independent directors are exercisable for 10 years from date of grant.

    For services rendered from May 7, 1999 to May 8, 2000 (the "1999 Fee Period"), the Board of Directors established a fee of $35,000. For the 1999 Fee Period, each of the independent directors elected to receive their fees in the form of options and received options exercisable for 12,000 Common shares at an exercise price of $16.50. Messrs. Head and Newkirk received automatic annual awards for options exercisable for 5,000 shares at an exercise price of $16.50.

    For services rendered from May 8, 2000 to May 7, 2001 (the "2000 Fee Period"), the Board of Directors established a fee of $36,000. For the 2000 Fee Period, each of the independent directors elected to receive their fees in the form of options and received options exercisable for 40,000 Common shares at an exercise price of $3.92. Mr. Newkirk received an automatic annual award for options exercisable for 5,000 shares at an exercise price of $3.92.

    The Directors Plan may be amended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been attained. Unless earlier terminated, the Directors Plan will expire when all options are issued, and no further options may be granted thereunder.

    In February 1999, the Board of Directors approved an adjustment in the Director's fees payable to John C Head III. In his role as Chairman of the Board, Mr. Head was asked to assume additional responsibilities related to expansion of the Company's business and identification of opportunities for non-organic growth. In lieu of all other fees payable to Mr. Head as an independent director and Chairman, the Board approved a grant of options to purchase 70,000 Common Shares at an exercise price of $16.81and a cash fee of $120,000. Of that amount, $90,000 was paid to Mr. Head in 1999 and $30,000 in the first quarter of 2000. No fees were paid to Mr. Head during 2000 for his role as Chairman.

    All Directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof.

                            EMPLOYMENT ARRANGEMENTS

    The Board of Directors has endorsed a management policy to eliminate the use of employment agreements, unless required by local law or in certain limited circumstances, in favor of the adoption of broad-based policies that cover the issues typically addressed in employment agreements. As part of the implementation of this program, notices of non-renewal have been given to Alasdair P. Davis, Steven H. Debrovner and Margaret L. Webster in accordance with the notice provisions in their employment agreements.

    JOHN C. HEAD III: Mr. Head's prior employment agreement dated as of September 1, 1999 (the "1999 Agreement") expired on December 31, 2000. The Company entered into a new employment agreement with Mr. Head to continue to serve as Chief Executive Officer, effective January 1, 2001 (the "2001 Agreement"). Under the 2001 Agreement, Mr. Head will receive an annual base salary of $650,000. The annual base salary is subject to the review of the Compensation Committee of the Board and can be increased but not decreased, at the Committee's discretion. The initial term of employment commences January 1, 2001 and ends December 31, 2001, unless extended or terminated on 30 days written notice. If the 2001 Agreement is terminated prior to the expiration of its term, Mr. Head will be entitled to (i) continue to participate in any bonus or incentive plans available to key executives of the Company;
(ii) continuation in all benefit and welfare plans to which he was entitled on the date of termination; and (iii) office staff and support, all until December 31, 2001. In the event of a pending or threatened Change of Control, the term of the 2001 Agreement will automatically renew for a one year period. The Company announced in a press release dated January 31, 2001, that Mr. Alasdair Davis will assume the role of Chief Executive Officer as of the Annual General Meeting and Mr. Head will remain Chairman of the Board. Under the terms of the 2001 Agreement, Mr. Head will continue to be provided with a $10,000,000 life insurance policy and a disability policy which will provide an annual benefit of $500,000 in the event of his disability. The 2001 Agreement provides that Mr. Head will be granted a stock option for 100,000 Common Shares, vesting immediately upon grant, at an exercise price of $2.1222 per share, expiring 10 years from date of grant. The Board authorized this grant effective January 1, 2001. The 2001 Agreement also provides for the granting of a stock option for 375,000 Common Shares (the "Second Option"), vesting as follows: 50% on January 15, 2002; 25% on January 15, 2003; and 25% on January 15, 2004, at an exercise price of $2.1222 per share, expiring 10 years from date of grant. The Board authorized this award effective January 1, 2001. In addition, the vesting schedule for the restricted stock award granted to Mr. Head in March 2000 under the 1999 Agreement was accelerated. The shares remaining under this award will now vest and be released to Mr. Head on April 1, 2001, April 1, 2002 and April 1, 2003. These shares would have been released on June 1, 2001, June 1, 2002 and June 1, 2003. Vesting on both the 2000 restricted stock award and the Second Option will accelerate upon death or Change of Control. If Mr. Head's employment terminates in connection with a Change of Control, he shall be entitled to receive (i) immediate payment on any deferred compensation arrangements, if any; (ii) continuation of any welfare benefits equal to those being provided at the time of termination until the end of the employment period had the termination not taken place; (iii) immediate lapse of all remaining restrictions on the 2000 restricted stock award; (iv) immediate vesting on all unvested options remaining under the Second Option; and (v) a mutually agreed upon lump sum payment. In addition, should any payment or distribution by the Company to Mr. Head result in the application of excise tax imposed by
Section 4999 of the Internal Revenue Code, or any similar tax imposed by state or local law, Mr. Head will be entitled to receive an additional payment in amount such that, after payment of all taxes, is equal to the excise tax imposed on the payments.

    STEVEN H. DEBROVNER: The Company entered into an employment agreement with Mr. Debrovner for a three year term to serve as the Chief Operating Officer, effective as of December 1, 1997. Under the employment agreement, Mr. Debrovner's initial annual base salary was $250,000. The annual base salary was increased to $300,000 in 1998, which has remained the same for the year 2000. Mr. Debrovner is entitled to participate in all benefit plans generally available to senior executives of the Company. The employment agreement with Mr. Debrovner automatically renewed for one year periods unless either party gave notice one year prior to renewal. In accord with the Company's policy regarding employment agreements, notice of termination of the agreement has been given to Mr. Debrovner and this agreement expired on December 1, 2000. Effective as of January 1, 2001, Mr. Debrovner's annual salary was reduced to $225,000 and he will continue with the Company handling special projects in the area of marketing.

    MARGARET L. WEBSTER: The Company entered into an employment agreement with Ms. Webster for a three year term to serve as the Chief Administrative Officer, General Counsel and Company Secretary effective as of March 1, 1999. Under the employment agreement, Ms. Webster's initial annual base salary was $180,000 and has been increased to $250,000 effective January 1, 2001. Ms. Webster is entitled to participate in all benefit plans generally available to senior executives of the Company. The employment agreement with Ms. Webster automatically renews for one year periods unless either party gives notice one year prior to renewal. In accord with the Company's policy regarding employment agreements, notice of termination of the agreement has been given to Ms. Webster and this agreement will expire on February 28, 2002. In the event of termination by the Company without cause or by Ms. Webster for good reason, Ms. Webster is entitled to receive her then current base salary for the greater of the remainder of the term or one year. In the event of termination due to non-renewal, death or disability, Ms. Webster will be entitled to a lump sum payment equal to the then current base salary for the remainder of the term. If Ms. Webster's employment is terminated within one year of a Change of Control, in addition to the payments called for under the agreement applicable to the term of the termination, she shall be entitled to a lump sum payment which, when added to the present value of all other benefits or payments, equals 2.99 times the Base Amount as defined in Section 280G of the Internal Revenue Code.

    ALASDAIR DAVIS: The Company entered into an employment agreement with Mr. Davis for a three year term to serve as the Chief Underwriting Officer effective as of January 1, 2000. Under the employment agreement, Mr. Davis' initial annual base salary was $175,000 and has been increased to $250,000 effective January 1, 2001. Effective May 8, 2001 Mr. Davis will assume the position of Chief Executive Officer. Mr. Davis is entitled to participate in all benefit plans generally available to senior executives of the Company. The employment agreement with Mr. Davis automatically renews for one year periods unless either party gives notice one year prior to renewal. In accord with the Company's policy regarding employment agreements, notice of termination of the agreement has been given to Mr. Davis and this agreement will expire on January 1, 2003. In the event of termination by the Company without cause or by Mr. Davis for good reason, Mr. Davis is entitled to receive his then current base salary for the greater of the remainder of the term or one year. In the event of termination due to non-renewal, death or disability, Mr. Davis will be entitled to a lump sum payment equal to the then current base salary for the remainder of the term. If Mr. Davis' employment is terminated within one year of a Change of Control, in addition to the payments called for under the agreement applicable to the term of the termination, he shall be entitled to a lump sum payment which, when added to the present value of all other benefits or payments, equals
2.99 times the Base Amount as defined in Section 280G of the Internal Revenue Code.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are John C Head III, David L. Newkirk and David C. Winn. Neither Mr. Newkirk nor Mr. Winn is an executive officer or employee of the Company or any of its subsidiaries.

    The Company is party to an Investment Advisory Agreement with Head Asset Management LLC, an affiliate of Head & Company, L.L.C., which is controlled by Mr. Head, to supervise and direct the investment of the Company's asset portfolio in accordance with, and subject to, the investment objectives and guidelines established by the Company. Pursuant to the terms of the Investment Advisory Agreement, the Company pays Head Asset Management a fee, payable quarterly in arrears, equal to 0.20% per annum of the first $150 million of assets under its management, declining to 0.15% per annum of the assets under its management in excess of $150 million. The Investment Advisory Agreement may be terminated upon 90 days written notice by Head Asset Management or by the Company upon five days written notice or upon shorter notice by mutual written agreement by the parties. The Company paid $397,000 and $495,000 under this agreement for the years ended December 31, 2000 and 1999, respectively.

                               PERFORMANCE GRAPH

    The graph set forth below compares the cumulative shareholder return on the Company's Common Shares to such return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index for the period commencing January 1, 1998, and ending on December 31, 2000 assuming $100 was invested on January 1, 1998 (the "Investment Date"). Each measurement point on the graph below represents the cumulative shareholder return from the Investment Date to the measurement point date, as measured by the last sale price on such date. As depicted in the graph below, as of December 31, 2000, the cumulative total shareholder return on the Company's Common Shares was (91.3)%, and the cumulative total return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index was 52.4% and 33.5%, respectively.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        ESG   S&P INSURANCE INDEX  WILSHIRE 5000
Dec-97  1.00                 1.00           1.00
Jan-98  1.09                 1.06
Feb-98  1.15                 1.03
Mar-98  1.26                 1.12           1.13
Apr-98  1.24                 1.17           1.15
May-98  1.22                 1.18
Jun-98  0.99                 1.15           1.15
Jul-98  1.02                 1.20           1.13
Aug-98  1.05                 1.19           0.95
Sep-98  0.79                 0.95           1.02
Oct-98  0.71                 0.96
Nov-98  0.89                 1.02           1.16
Dec-98  0.85                 1.08           1.23
Jan-99  0.96                 1.08
Feb-99  0.81                 1.07
Mar-99  0.80                 1.12           1.28
Apr-99  0.73                 1.15           1.34
May-99  0.79                 1.16           1.31
Jun-99  0.81                 1.17           1.38
Jul-99  0.71                 1.16
Aug-99  0.74                 1.13           1.32
Sep-99  0.64                 1.08           1.29
Oct-99  0.42                 0.97
Nov-99  0.36                 1.12           1.42
Dec-99  0.26                 1.09           1.53
Jan-00  0.25                 1.07           1.46
Feb-00  0.26                 0.87           1.49
Mar-00  0.19                 1.07           1.58
Apr-00  0.19                 1.07
May-00  0.21                 1.15           1.45
Jun-00  0.19                 1.12           1.51
Jul-00  0.17                 1.26           1.48
Aug-00  0.14                 1.31           1.59
Sep-00  0.14                 1.41
Oct-00  0.14                 1.48           1.48
Nov-00  0.09                 1.46           1.34
Dec-00  0.09                 1.52

                                   PROPOSAL 2
             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Audit Committee recommended, and the Board of Directors proposes and recommends, that the shareholders ratify the selection of the firm of Deloitte & Touche LLP to serve as independent auditors of the Company until the close of the 2002 Annual General Meeting of Shareholders.

    Deloitte & Touche LLP has served as the independent auditors for the Company since its inception in August 1997. A representative from Deloitte & Touche LLP will attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFYING THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on the Company's review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company since January 1, 2000, all Directors and executive officers of the Company have timely reported all transactions to the Securities and Exchange Commission with one exception. Mr. Debrovner inadvertently failed to report the disposition of stock options to the Company (see a description of the transaction in "Compensation Committee Report" above) on a timely basis. This transaction was reported on a Form 4 filed with the Securities and Exchange Commission on March 9, 2001.

                                 MISCELLANEOUS

    The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

    Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy card in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy card promptly, no matter how large or how small your holdings may be.

    At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

    Proposals shareholders wish to include in the Company's proxy statement for the 2002 Annual General Meeting of Shareholders must be sent to and received by the Company no later than December 4, 2001 at 16 Church Street, Hamilton, HM11 Bermuda.

                                          By order of the Board of Directors
                                          Margaret L. Webster
                                          Corporate Secretary

Hamilton, Bermuda
April 2, 2001

                                                                       EXHIBIT A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders relating to the corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

    - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

    - Oversee that the management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

    - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as such term is defined by the National Association of Securities Dealers, Inc., or any exchange upon which the shares of the Corporation are subsequently traded, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Commitment shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

    The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III. MEETINGS

    The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

 1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

 2. Review with management and the independent auditors the Corporation's annual financial statements, include a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards
    No. 61 ("SAS No. 61").

 3. Review with management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

INDEPENDENT AUDITORS

 4. Review the performance of the independent auditors and make recommendations to the Board regarding the appointment or termination of the independent auditors. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditor's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

 5. Oversee independence of the auditors by:

    - Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1 ("ISB No. 1");

    - Reviewing and actively discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditors; and

    - Recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

FINANCIAL REPORTING PROCESS

 6. In consultation with the independent auditors and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

 7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

 8. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors, and the internal auditors regarding any significant judgments made in managements' preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

 9. Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements.

LEGAL COMPLIANCE/GENERAL

10. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report through its Chairperson to the Board following meetings of the Audit Committee.

12. Maintain minutes or other records of meetings and activities of the Audit Committee.

                       \/   DETACH PROXY CARD HERE \/


1. Election of Directors        FOR all nominees       WITHHOLD AUTHORITY to vote         *EXCEPTIONS
                                listed below           for all nominees listed below

Class 1 Director John C Head III
Class 2 Director Alasdair P. Davis

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
IN THE SPACE PROVIDED BELOW.)
*Exceptions _____________________________________________________________________________________________________________________

2. Ratification of the appointment of Deloitte & Touche     3. In their discretion, the proxies are authorized to vote upon such
   as independent auditors for the Company for the fiscal      other business as may properly come before the meeting, or at any
   year ended 2001 and referral of the determination of        adjournment thereof.
   auditors' remuneration to the Board of Directors.

   FOR              AGAINST                  ABSTAIN


                                                                             ADDRESS CHANGE AND/OR
                                                                               COMMENTS MARK HERE


                                                                     Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally.
                                                                     Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears,
                                                                     a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                                                     Dated: __________________________________________, 2001


                                                                     Shareholder sign here

                                                                     Co-owner to sign here

                                                                     VOTES MUST BE INDICATED
                                                                     (X) IN BLACK OR BLUE INK.  X


(PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.)

                           PLEASE DETACH HERE
             YOU MUST DETACH THIS PORTION OF THE PROXY CARD
              BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

ESG RE LIMITED

IMPORTANT: PLEASE ACT PROMPTLY. VOTE, DATE, SIGN AND
MAIL YOUR PROXY CARD TODAY.

Dear Shareholder:

   Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

   No matter how many shares you own, your vote is important. Voting can also help your Company save money. To hold a meeting, a quorum must be represented. Voting can save your Company the expense of another solicitation for proxies required to achieve a quorum.

   Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

   Your vote must be received prior to the Annual General Meeting of Shareholders, May 7, 2001.

   Thank you in advance for your prompt consideration of these matters.


                                    Sincerely,

                                    ESG Re Limited


                                 ESG RE LIMITED

               ANNUAL GENERAL MEETING OF SHAREHOLDERS - MAY 7,2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ESG Re Limited (the "Company") hereby appoints John C Head III and Alasdair P. Davis, and each of them, proxies of the undersigned, with full power of substitution to each, to vote a indicated herein, all of the shares of the Company standing in the name of the undersigned at the close of business on Thursday, March 15, 2001, at the 2001 Annual Meeting of Shareholders of ESG Re Limited to be held at Pedro Alvares Cabral Room, Four Seasons Hotel The Ritz, Rua Rodrigo da Fonseca, 88, Lisbon 1093 Portugal, Monday, May 7, 2001, at 9:00 a.m., and at any adjournment or adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY, OR ON BEHALF OF, THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED "FOR" PROPOSALS 1 AND 2 UNLESS OTHERWISE INDICATED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

--------------------------------------             ESG RE LIMITED
                                                   P.O. BOX 11083
--------------------------------------             NEW YORK, N.Y. 10203-0083